                                 SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )
Filed by the Registrant |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement            |_|  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12

                             CORRPRO COMPANIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
         .......................................................................

    (2)  Aggregate number of securities to which transaction applies:
         .......................................................................

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         .......................................................................

    (4)  Proposed maximum aggregate value of transaction:
         .......................................................................

    (5)  Total fee paid:
         .......................................................................

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)  Amount Previously Paid:................................................
    (2)  Form, Schedule or Registration Statement No.:..........................
    (3)  Filing Party:..........................................................
    (4)  Date Filed:............................................................

On September 19, 2002, Corrpro Companies, Inc. issued a press release announcing that it had adjourned its annual meeting of shareholders scheduled for September 19, 2002 until October 11, 2002. The following is the text of the press release:

                CORRPRO ADJOURNS ANNUAL MEETING UNTIL OCTOBER 11

MEDINA, OHIO, SEPTEMBER 19, 2002 - CORRPRO COMPANIES, INC. (AMEX: CO) today announced that it had convened its annual meeting of shareholders as scheduled on September 19, 2002 and reviewed the performance of its business over the past fiscal year, but adjourned the formal portions of the meeting to reconvene on Friday, October 11, 2002. The reconvened annual meeting of shareholders will be held at Corrpro's corporate headquarters located at 1090 Enterprise Drive, Medina, Ohio 44256 at 10:00 a.m. local time. Adjournment of the annual meeting was necessary because Corrpro had not yet attained a quorum for purposes of shareholder voting, and will allow additional time for its shareholders to receive and review proxy materials before Corrpro conducts its shareholder voting at the reconvened meeting. The previously scheduled formal agenda items will remain the same as described in Corrpro's proxy statement dated August 30, 2002. The record date will remain August 15, 2002. Corrpro will accept proxy cards received at or before the reconvened meeting.

Corrpro, headquartered in Medina, Ohio, with over 60 offices worldwide, is the leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as the leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

                                   * * * * *

Corrpro Companies, Inc. intends to mail a letter to its shareholders on or about September 19, 2002. The following is the text of the letter:

                              [Corrpro Letterhead]


September 19, 2002


To Our Shareholders:

     We had previously provided our shareholders with proxy materials relating to the annual meeting of shareholders scheduled for September 19, 2002. Today we convened the meeting and reviewed the performance of our business over the past fiscal year, but adjourned the formal portions of the meeting to reconvene on Friday, October 11, 2002. The reconvened annual meeting of shareholders (the formal portions) will be held at Corrpro's corporate headquarters located at 1090 Enterprise Drive, Medina, Ohio 44256 at 10:00 a.m. local time on October
11. Adjournment of the annual meeting was necessary because we had not yet attained a quorum for purposes of shareholder voting, and will allow additional time for our shareholders to receive and review proxy materials before we conduct our shareholder voting at the reconvened meeting. The sole formal agenda item -- the election of three directors -- will remain the same as described in our proxy statement dated August 30, 2002. To request additional proxy materials, please contact the office of Corrpro's Corporate Secretary at (330) 723-5082. The record date will remain August 15, 2002.

     IF YOU HAVE NOT ALREADY DONE SO, WE URGE YOU TO VOTE, SIGN AND RETURN THE PREVIOUSLY DELIVERED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE RECONVENED MEETING. YOUR VOTE IS IMPORTANT. WE WILL ACCEPT PROXY CARDS RECEIVED AT OR BEFORE THE RECONVENED MEETING.

Sincerely,

/s/ Joseph W. Rog

Joseph W. Rog
Chairman of the Board, Chief Executive Officer, and President